                                                                   Exhibit 10.25

                           NORCAL WASTE SYSTEMS, INC.

                       1996 EXECUTIVE STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                             Page
1.       Purpose.                                                              1

2.       Definitions.                                                          1

3.       Eligibility                                                           1

4.       Stock Available for Plan.                                             1

5.       Administration.                                                       2

6.       Awards                                                                3

7.       Options.                                                              4

8.       Restricted Stock.                                                     7

9.       Stock Appreciation Rights.                                            8

10.      Performance Awards.                                                  10

11.      Dividend Equivalent Rights.                                          12

12.      Adjustment Upon Change in Capitalization.                            13

13.      Restrictions on Transfer of Shares                                   13

14.      Company's Repurchase Option Upon Termination
           of Service                                                         16

15.      Restrictions on Other Activities                                     17

16.      Withholding Taxes                                                    19

17.      Limitation of Rights                                                 19

18.      Non-Exclusivity of Plan                                              21

19.      Duration and Amendment of Plan                                       21

20.      Miscellaneous                                                        21

Exhibit A:  Definitions                                                      A-1

                           NORCAL WASTE SYSTEMS, INC.

                       1996 EXECUTIVE STOCK INCENTIVE PLAN

         1. Purpose.

            The purpose of this Plan is (a) to enable the Company to attract and retain executive officers and other selected Participants who are important to the Company, and (b) to provide such persons with additional incentive to advance the interests of the Company. Pursuant to this Plan, the Committee will grant Awards which provide the Participants with a proprietary interest in the long-term growth and performance of the Company. These Awards may include Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Awards and Dividend Equivalent Rights.

         2. Definitions.

            Capitalized terms not otherwise defined in this Plan will have the meanings set forth in Exhibit A to this Plan.

         3. Eligibility.

            Awards will be granted only to persons who are officers, employees, directors, consultants, independent contractors or advisors of the Company or any of its Affiliates, but will not be granted to any person who (a) does not satisfy the requirements of Section 25102(f)(2) of the California Corporate Securities Law of 1968 or similar provisions of securities laws of other applicable states, or (b) is a member of the ESOP administrative committee who votes to approve this Plan.

         4. Stock Available for Plan.

            The maximum number of Shares available for Awards under this Plan (the "Available Shares") is 4,187,500, subject to the following adjustments:

            (a) When any Award (other than a Performance Unit denominated in dollars) is granted, the Available Shares will be reduced by the number of Shares set forth in such Award.

            (b) When a Performance Unit denominated in dollars is granted, the Available Shares will be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair

Market Value of a Share on the date the Performance Unit is granted.

            (c) When any portion of an Award expires, is cancelled or is otherwise terminated for any reason, the Available Shares will be increased by the Shares allocable to the expired, cancelled or otherwise terminated portion of the Award.

            (d) If the Company ever repurchases Shares pursuant to this Plan, the Available Shares will be increased by the number of such repurchased Shares.

            (e) Upon a change in capitalization, the number of Available Shares will be adjusted in number and kind pursuant to Section 12.

         5. Administration.

            (a) Committee Membership. This Plan will be administered by the Committee, which will consist of two or more members of the Board. The members of the Committee will be appointed by the Board. If no Committee has been appointed, the entire Board will constitute the Committee.

            (b) Committee Procedures. The Board will designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it will determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts approved in writing by all Committee members, will be valid acts of the Committee.

            (c) Committee Responsibilities. Subject to the provisions of this Plan, the Committee will have full authority and discretion to take the following actions:

                (i) To determine when Awards are to be granted under this Plan;

                (ii) To select the Participants for each Award;

                (iii) To determine the terms and conditions of each Award;

                (iv) To authorize any person to execute, on behalf of the Company, any Award Agreement or other instrument required to carry out the purposes of this Plan;

                (v) To adopt, amend, waive or rescind rules, procedures and restrictions relating to this Plan or to any Award;

                (vi) To interpret this Plan and to apply its provisions;

                (vii) To determine whether a leave of absence will be granted to a Participant without constituting a termination of employment or service for purposes of the Plan;

                (viii) To cause the Company to loan Participants funds for any purpose related to this Plan, including to purchase any Shares or to pay any taxes due with respect to any Award (with such loans to be granted within the absolute discretion of the Committee and upon such terms as the Committee may determine); and

                (ix) To take any other action it deems necessary or advisable for the implementation and administration of this Plan.

            (d) Discretion. The presence in this Plan of specific instances where the Committee has express discretion to make determinations with respect to this Plan or to any Award (such as the discretion to extend the term of an Option pursuant to Section 7(e)(v) below) does not imply that the Committee does not have discretion to make other determinations not expressly set forth in this Plan.

            (e) Finality. All decisions, interpretations and other actions of the Committee will be final and binding on all persons.

         6. Awards.

            (a) General. The Committee will determine the type or types of Award(s) to be made to each Participant. Awards may include but are not limited to Options (which may be either Incentive Stock Options or Nonqualified Stock Options), Restricted Stock, Stock Appreciation Rights, Performance Awards (which may be either Performance Shares or Performance Units), or Dividend Equivalent Rights; these Awards are further described in Sections 7 to 11, respectively. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any entity acquired by the Company.

            (b) Award Agreement. The terms of any Award will be set forth in an Award Agreement. No Award will be effective until such Award Agreement is executed and delivered by the Company and the Participant. The terms set forth in this Plan will apply to any Award, except to the extent such terms are expressly modified or deleted in such Award Agreement. The Award Agreement may also contain other terms and restrictions not set forth in this Plan. If there is any inconsistency between the terms of this Plan and the terms of the Award Agreement, the terms of the Award Agreement will control.

         7. Options.

            (a) General. Subject to the provisions of this Plan, the Committee will have full and final authority to grant Eligible Persons Options, to determine whether such Options will be Incentive Stock Options or Nonqualified Stock Options, and to determine all the terms applicable to such Options. These terms will be set forth in an Award Agreement and will include the following:
(i) whether such Option is an Incentive Stock Option or Nonqualified Stock Option; (ii) the number of Shares that may be purchased pursuant to such Option;
(iii) the vesting provisions for such Option; (iv) the exercise price (or any formula for determining the exercise price); (v) the term of such Option; and
(vi) such other terms as the Committee determines.

            (b) Incentive Stock Options. If the Committee grants an Incentive Stock Option, such Option must comply with the requirements of Section 422 of the Code as in effect on the date of the grant. The Committee may amend this Plan if it considers such amendment to be necessary or desirable to comply with such requirements.

            (c) Vesting. Each Option will become exercisable ("vest") in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Award Agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires, as set forth in Section 7(e) below. Upon a Participant's Termination of Service for any reason, the Option granted to such Participant will cease to vest after such Termination Date (unless otherwise determined by the Committee), and the Optionholder must exercise the vested portion of such Option within the time periods set forth in Section 7(e) below. The Committee may accelerate the exercisability of any Option or portion thereof at any time for any reason.

            (d) Exercise Price. The exercise price for Shares under each Option will be determined by the Committee and set forth in the Award Agreement.

            (e) Exercise Period. Options will be for such term as the Committee will determine. Unless the Award Agreement provides otherwise, an Option's term will expire as follows:

                (i) No Option will be exercisable more than ten years after the date it is granted.

                (ii) Upon a Participant's Termination of Service for any reason other than Cause, Disability or death, the Optionholder may, for a period of three months after such Termination Date, exercise the Option to the extent, and only to the extent, that such Option was exercisable as of the Termination Date, after which time the Option will automatically expire.

                (iii) Upon a Participant's Termination of Service for Cause, the Option granted to the Participant will immediately expire, and no rights thereunder may be exercised.

                (iv) Upon a Participant's Termination of Service because of the Participant's Disability or death, the Optionholder may, for a period of one year after such Termination Date, exercise the Option to the extent, and only to the extent, that such Option was exercisable as of the Termination Date, after which time the Option will automatically expire.

                (v) The Committee may, subsequent to the granting of any Option, extend the term thereof.

            (f) Method of Exercise.

                (i) The exercise of an Option will be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement.

                (ii) The exercise price for any Shares purchased pursuant to the exercise of an Option will be paid in full in cash upon such exercise, unless otherwise provided in the Award Agreement or unless otherwise determined by the Committee. The Committee will have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Option may consist of any of the following (or any combination thereof): (A) cash, (B) promissory note (upon terms determined by the Committee), or (C) the transfer of Shares to the Company (upon terms determined by the Committee). Any Shares transferred to the Company as payment of the purchase price under an Option will be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

                (iii) Options may also be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that may, from time to time, be deemed acceptable by the Committee.

                (iv) No fractional Shares (or cash in lieu thereof) will be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise will be rounded to the nearest number of whole Shares.

            (g) Transferability of Options. An Optionholder may not Transfer any Option except as follows:

                (i) By will or under the laws of descent and distribution; or

                (ii) To one or more Permitted Transferees, provided that (A) each such transferee executes such documents as the Committee may require, agrees to be bound by this Plan and the Award Agreement, and acknowledges that the status or conduct of the Participant to whom the Option was granted may affect the transferee's rights under the Option (such as when the Option ceases to vest or when any Shares may be repurchased by the Company), and (B) the Company is satisfied that such Transfer complies with applicable federal and state securities laws.

            (h) Rights of Optionholder. No Optionholder will be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option will have been exercised pursuant to the terms of this Plan and the Award Agreement, and (ii) the Company will have issued and delivered Shares to the Optionholder. At that time, the Optionholder will have full voting, dividend, and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in this Plan and the Award Agreement.

            (i) Change in Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, the following terms will apply:

                (i) All Options outstanding on the date of such Change in Control will become immediately and fully exercisable.

                (ii) Subject to Section 17(d) below, an Optionholder will be permitted to surrender for cancellation within 60 days after such Change in Control any Option to the extent not yet exercised, and the Optionholder will be entitled to receive a cash payment in an amount equal to the excess, if any, of
(A)(1) in the case of a Nonqualified Stock Option, the greater of (x) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered (the "Surrendered Shares") or (y) the Adjusted Fair Market Value of the Surrendered Shares or (2) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Surrendered Shares, over (B) the aggregate exercise price for such Surrendered Shares; provided, however, that in the case of an Option granted within six months prior to the Change in Control to any Optionholder who may be subject to liability under Section 16(b) of the Exchange Act, such Optionholder will be entitled to surrender for cancellation his Option during the 60 day period beginning upon the expiration of six months from the date of grant of any such Option.

         8. Restricted Stock.

            (a) Grant. The Committee may grant Eligible Persons Restricted Stock. Each Award Agreement will contain such terms as the Committee may, in its discretion, determine, including terms relating to the lapse of any restrictions. Unless the Award Agreement provides otherwise, Restricted Stock will be subject to the terms set forth in this Section 8.

            (b) Rights of Participant. Shares of Restricted Stock will be issued in the name of the Participant as soon as reasonably practicable after the Award is granted, provided that the Participant has executed an Award Agreement, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award will be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise, upon delivery of the Shares to the escrow agent, the Participant will have all of the rights of a shareholder with respect to such Shares, including the right to vote the

Shares and to receive all dividends paid with respect to the Shares.

            (c) Change in Control. Unless otherwise provided in the Award Agreement, the restrictions upon Shares of Restricted Stock will lapse upon a Change in Control. The Award Agreement will set forth any such provisions.

            (d) Treatment of Dividends. At the time Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company will be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time. If dividends are to be deferred, the Committee will determine whether such dividends are to be reinvested in shares of Stock (which will be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine.

         9. Stock Appreciation Rights.

            (a) General. The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Eligible Persons Stock Appreciation Rights in accordance with this Plan, the terms of which will be set forth in an Award Agreement. If granted in connection with an Option, a Stock Appreciation Right will cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and will, except as provided in this Section 9, be subject to the same terms as the related Option.

            (b) Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

            (c) Stock Appreciation Right Related to an Option.

                (i) Exercise. A Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option will be exercisable only if the Fair

Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Award Agreement.

                (ii) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant will be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

                (iii) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option will be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right will be cancelled to the extent of the number of Shares as to which the Option is exercised.

            (d) Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Persons Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options will contain such terms and conditions as to exercisability, vesting and duration as the Committee will determine. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant's will be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by
(B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

            (e) Form of Payment. Payment of the amount determined under this
Section 9 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

            (f) Change in Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, (i) all Stock Appreciation Rights will become immediately and fully exercisable and (ii) the other terms set forth in Section 7(i) with respect to Options will also apply to Stock Appreciation Rights.

        10. Performance Awards.

            (a) Performance Objectives. Performance Objectives for Performance Awards may be expressed in whatever terms the Committee determines, including (without limitation) (i) earnings per Share, (ii) pre-tax profits, (iii) net earnings, (iv) return on equity or assets, (v) revenues, (vi) cash flow or (vii) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company and its subsidiaries (which may be on a consolidated basis), a subsidiary, or a division. Performance Objectives may be absolute or relative and may be expressed in terms of a progression within a specified range.

            (b) Performance Units.

                (i) The Committee, in its discretion, may grant Eligible Persons Performance Units, the terms of which will be set forth in an Award Agreement. Performance Units may be denominated in Shares or in a specified dollar amount. Contingent upon the attainment of specified Performance Objectives within the Performance Cycle, Performance Units represent the right to receive payment as follows: (A) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit becomes vested, or any other date specified by the Committee,
(B) in the case of dollar-denominated Performance Units, the specified dollar amount or (C) a percentage (which may be more than 100%) of the amount described in clause (A) or (B), depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Award Agreement will specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest, and the Performance Cycle within which such Performance Objectives must be satisfied; provided, however, that satisfaction of any applicable Performance Objectives will be made without regard to any change in accounting standards that may be required after the Performance Objectives are established.

                (ii) Vesting. Performance Units will become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                (iii) Payment of Awards. Payment for vested Performance Units will be made within 60 days after the last day of the Performance Cycle to which such Award relates, unless the Award Agreement provides for the deferral of payment. Such payments may be made entirely in Shares valued at their Fair Market Value as of the last day of the applicable Performance Cycle or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion will determine at any time prior to such payment.

            (c) Performance Shares. The Committee, in its discretion, may grant Eligible Persons Performance Shares, the terms of which will be set forth in an Award Agreement between the Company and the Participant. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Unless this Award Agreement provides otherwise, Performance Shares will be subject to the following terms and provisions:

                (i) Rights of Participant. At the time an Award is made, the Committee will provide the time or times at which the actual Shares represented by such Award will be issued in the name of the Participant; provided, however, that no Performance Shares will be issued until the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares will be deposited, together with the stock powers, with an escrow agent (which may be the Company) designated by the Committee. Upon delivery of the Shares to the escrow agent, the Participant will have, in the discretion of the Committee, all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends paid with respect to the Shares.

                (ii) Lapse of Restrictions. Restrictions upon Performance Shares awarded hereunder will lapse and such Performance Shares will become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

            (d) Effect of Change in Control. Unless the Award Agreement provides otherwise, in the event of a Change in Control:

                (i) With respect to Performance Units, the Participant will (A) become vested in a percentage of Performance Units as set forth in the Award Agreement and (B) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within ten days after such Change in Control in an amount as determined by the Committee and as set forth in the Award Agreement.

                (ii) With respect to Performance Shares, restrictions will lapse immediately on all or a portion of the Performance Shares as set forth in the Award Agreement.

                (iii) The Award Agreement evidencing Performance Units or Performance Shares will provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

        11. Dividend Equivalent Rights.

            Dividend Equivalent Rights may be granted to Eligible Persons in tandem with another Award or as a separate Award. The terms applicable to each Dividend Equivalent Right will be specified in an Award Agreement. Amounts payable in respect of Dividend Equivalent Rights may be payable currently, deferred until the lapsing of restrictions on such Dividend Equivalent Rights, or deferred until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate. If the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee will determine whether such amounts are to be held in cash, reinvested in Shares or deemed to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

        12. Adjustment Upon Change in Capitalization.

            In the event of any change in the outstanding Shares of the Company as a result of a stock split, reverse stock split, stock dividend or distribution, recapitalization, combination or reclassification, the Committee will conclusively determine the appropriate adjustments, if any, to be made with respect to this Plan and any outstanding Awards, including (a) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted under this Plan, (b) the number and class of Shares or other stock or securities which are subject to outstanding Awards granted under this Plan and the exercise or purchase price therefor, if applicable, and (c) the Performance Objectives. Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Awards then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares or securities convertible into or exchangeable for Shares.

        13. Restrictions on Transfer of Shares.

            (a) General. A person who acquires Shares pursuant to the exercise of an Option or pursuant to any other Award under this Plan (the "Holder") may not Transfer all or any portion of such Shares, whether voluntarily, involuntarily, or by operation of law, unless: (i) such Transfer complies with all the terms of this Plan and the applicable Award Agreement, including the right of first refusal set forth in Section 13(b) below, (ii) each transferee executes such documents as the Committee may require, agrees to be bound by this Plan and the applicable Award Agreement, and acknowledges that the status or conduct of the Participant to whom the Award was originally granted may affect the transferee's rights as a shareholder (such as when any Shares may be repurchased by the Company); (iii) each transferee does not, directly or indirectly, promote, participate, or engage in any activity or business competitive with the Company; and (iv) the Company is satisfied that such Transfer complies with applicable federal and state securities laws. Any attempt to Transfer Shares will be void unless the provisions of this Plan and the applicable Award Agreement are satisfied.

            (b) Right of First Refusal.

                (i) Applicable Transactions. The right of first refusal ("ROFR") in this Section 13(b) will apply whenever the Holder intends (or is required by operation of law or otherwise) to sell, pledge or otherwise Transfer any Shares, except that
(A) this Section 13(b) will not apply to transfers by the Holder (1) by will or under the laws of descent and distribution, or (2) to one or more Permitted Transferees, and (B) this Section 13(b) will terminate upon the effective date of the Company's Initial Public Offering.

                (ii) Notice. Before making any voluntary transfer of Shares, the Holder will give written notice to the Company. In the event of a transfer by operation of law or other involuntary transfer, the transferee promptly will give written notice to the Company. In either event, such notice (the "ROFR Notice") must specify: (A) the proposed transferee(s); (B) the number of Shares to be transferred (the "Applicable Shares"); (C) the consideration to be received per Share; and (D) all other material terms relating to the proposed transfer.

                (iii) Consideration.

                      (A) If the proposed transaction is a transfer of Shares solely for cash, then the Company's option will be to purchase all or any portion of the Applicable Shares upon the same terms and conditions set forth in the ROFR Notice.

                      (B) If the proposed transaction is a transfer of Shares wholly or partially in exchange for property other than cash, the purchase price of such Applicable Shares to the Company will be an amount in cash equal to the fair market value of such property proposed to be received in exchange for the Applicable Shares, as reasonably determined in good faith by the Committee (plus the cash, if any, included in the consideration for such Applicable Shares).

                      (C) If the proposed transaction is a pledge or other hypothecation of the ROFR Shares, or a gift or any other Transfer not specifically described in Section 13(b)(iii)(A) or (B) above, then the Company's option will be either: (1) to lend or otherwise Transfer to the Employee such consideration as described in the ROFR Notice and otherwise to accept the proposed Transfer of the Applicable Shares upon all the terms and conditions stated therein; or (2) to purchase for cash all or any portion of the Applicable Shares, in which case the purchase price will be the Fair Market Value for the Applicable Shares, as determined by the Committee.

                      (D) Whenever any determination of value must be made by the Committee pursuant to this Section 13(b)(iii), the ROFR Notice will be deemed delayed for all time periods set forth in this Section 13 until such determination has been made.

                (iv) Exercise of ROFR.

                     (A) The Company will have an assignable option (but not an obligation) to purchase all or any portion of the Applicable Shares. The Company may exercise this option by notifying the Holder of its election to purchase all of the Applicable Shares within 30 days after the receipt of the ROFR Notice.

                     (B) If the Company elects within such 30 day period to purchase all the Applicable Shares, the Holder will be obligated to sell, and the Company (or its assignee) will be obligated to purchase, the Applicable Shares for the consideration specified in Section 13(b)(iii) and otherwise on the terms set forth in the ROFR Notice. All parties will use their best efforts to consummate the transaction as promptly as possible.

                (v) Non-Exercise of ROFR. The ROFR will not be deemed exercised unless (i) the Company (or its assignee) elects within the applicable time period specified above to purchase all of the Applicable Shares and (ii) such purchase is consummated within 90 days after the Company's receipt of the ROFR Notice. If the ROFR is not deemed exercised, the Holder may Transfer such Applicable Shares to the proposed transferee(s) for a period of 60 days following the first date on which the ROFR is not exercisable, provided that the other terms of this Agreement are satisfied and that such Transfer is not more favorable to the transferee(s) than the terms offered to the Company.

            (c) Market Standoff. In connection with a firm commitment underwritten public offering of securities of the Company, if requested by the Company or its principal underwriter, each Holder of any Shares: (i) will not Transfer any Shares not included in such underwriting during the 120-day period (or such shorter or longer period as the underwriter may require of the principal security holders of the issuer) following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering; and (ii) will execute such instruments as the underwriter may reasonably require to evidence compliance with this Section.

            (d) Escrow. For purposes of facilitating the enforcement of the restrictions on Transfer and the rights of repurchase set forth in this Plan or in any Award Agreement, the Committee may, at its discretion, require any Holder of Shares to deliver the certificate(s) for such Shares with a stock power executed by the Holder, in blank, to the Secretary of the Company or his designee, to hold said certificate(s) and stock power(s) in escrow, and to take all such actions and to effectuate all such Transfers or repurchases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the Shares whose ownership they evidence are subject to any Transfer restriction or right of repurchase under this Plan or under any Award Agreement. Each Participant, by accepting an Award, acknowledges that the Secretary of the Company (or his designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the grant of an Award under the Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable.

        14. Company's Repurchase Option Upon Termination of Service.

            (a) General. Upon a Termination of Service with respect to any Participant, the Company will have an assignable option (but not an obligation) (the "Repurchase Option"), to repurchase all or any portion of the Shares acquired by the Participant (or any subsequent transferee) pursuant to the exercise of an Option or pursuant to any other Award under this Plan. The Company's Repurchase Option will be subject to Section 17(d) below and to the rights of the Participant (or any subsequent transferee) to surrender any Award pursuant to a Change in Control, such as the rights set forth in Section 7(i) above.

            (b) Repurchase Price.

                (i) For any Termination of Service other than for "Cause," the repurchase price will be the Fair Market Value of the Shares being repurchased, as of the Termination Date.

                (ii) For any Termination of Service for "Cause," the repurchase price will be the lower of (A) the Fair Market Value of the Shares being repurchased, as of the Termination Date, or (B) the purchase price paid to the Company for such Shares.

            (c) Payment. The repurchase price may be paid, at the option of the Company, by any of the following means, or any combination of the following means: (i) cash; (ii) cancellation of all or any portion of any outstanding indebtedness owed by the Holder to the Company; or (iii) an unsecured promissory note, with the following terms: interest at the prime rate, payable annually; principal payable in five equal installments, with the first payment due within one year and the last payment within five years of the Termination Date; and no prepayment penalties.

            (d) Procedures for Exercise of Repurchase Option. The Company may exercise the Repurchase Option itself or assign the Repurchase Option to one or more other persons, including the other shareholders of the Company. Within 60 days after the Fair Market Value of the Shares has been determined, the Company will notify the Holder if it wishes to exercise its Repurchase Option, or if it has assigned the Repurchase Option to other persons who wish to exercise such Repurchase Option. Such notice will set a date for the closing of the transaction not later than 30 days from the date of such notice.

        15. Restrictions on Other Activities.

            (a) General.

                (i) Unless the Award Agreement provides otherwise, any Award of Options or Restricted Stock will be subject to this Section 15. The Award Agreement for any Award not involving Options or Restricted Stock will set forth whether, and to what extent, the provisions of this Section 15 apply to such Award.

                (ii) Subject to Section 15(a)(i), if any Participant breaches any provision set forth in this Section 15, the Company may, in its discretion,
(A) cancel any unexercised, unexpired, unpaid or deferred portions of any Awards, and (B) subject to Section 17(d) below, repurchase any Shares that were acquired by the Participant (or any subsequent transferee) pursuant to the exercise of an Option or pursuant to the grant of Restricted Stock, with the repurchase price for such Shares being an amount equal to the price paid to the Company for such Shares. In addition, subject to Section 17(d) below, the Company will have an assignable option (but not an obligation) to repurchase any other Shares held by the Participant (or any subsequent transferee), with the purchase price for such Shares being their Fair Market Value. Any payments for such repurchase will be upon the same terms set forth in Section 14(c), and any such repurchase will be exercised pursuant to the procedures set forth in
Section 14(d) above.

            (b) Noncompetition. During the Restrictive Period, the Participant will not carry on or engage as an Interested Party in any business within the Territory that competes, directly or indirectly, with the Business of the Company.

            (c) Assistance to Acquiror. During the Restrictive Period, the Participant will not become associated with (whether through an investment of capital or otherwise), provide services to, or otherwise solicit, aid, assist or cooperate with any person, group or entity (an "Acquiror") in any effort to effect a Change in Control transaction with respect to the Company. Nothing in this Section 15(c) will be construed to preclude such Participant from owning less than 1% of the outstanding common stock of an Acquiror if the Acquiror's stock is publicly traded and the Participant acquires such stock in the open market.

            (d) Solicitation of Customers. During the Restrictive Period, the Participant will not engage in any unfair competition with the Company. During the Restrictive Period, the Employee will not, without the prior written consent of the Company, directly or indirectly disclose to any person, the names or addresses of any of the Company's customers, clients and other business associates or any other information pertaining to them, or call on, solicit or take away any of the Company's customers, clients or other business associates, either for the Participant or for any other person.

            (e) Solicitation of Employees and Others. During the Restrictive Period, the Participant will not, without the prior written consent of the Company, directly or indirectly seek to persuade any director, officer or employee of the Company to discontinue his or her position with such entity or to become employed or engaged in any activity competitive with the Business of the Company.

            (f) Confidential Information.

                (i) The Participant will use the Company's Confidential information exclusively for the benefit of the Company, and for no other purpose whatsoever. The Participant will not disclose any Confidential Information to any person unless: (A) such disclosure is in connection with his employment with the Company; (B) the Participant first obtains the prior written consent of the Company; or (C) the Participant is required by law to disclose such Confidential Information.

                (ii) If the Participant or any of his agents are requested or required by oral questions, interrogatories, depositions, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process to disclose any part of the Confidential Information, the Participant will immediately notify the Company in writing of the existence, terms and circumstances surrounding such a request or requirement so that the Company may take such steps as it deems necessary or appropriate to protect the confidentiality of the Confidential Information. If, in the written opinion of the Participant's counsel, disclosure of any Confidential Information by the Participant or any of his agents is nonetheless legally required, the Participant or his agents may disclose to such tribunal only that portion of the Confidential Information which such counsel advises is legally required to be disclosed. The Participant will exercise his or her best efforts to preserve the confidentiality of the Confidential Information, including without limitation, cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information by such tribunal and the parties before it.

            (g) Adverse Actions. During the Restrictive Period, the Participant will not take any action or omit to take any action that the Participant knows or reasonably should know is likely to adversely affect the Company in a material manner.

        16. Withholding Taxes.

            (a) General. When a Participant recognizes taxable income in connection with any Award (a "Taxable Event"), the Participant will pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of Shares or the payment of cash. The Company will have the right to deduct from any payment of cash to a Participant an amount equal to the Withholding Taxes.

            (b) Tax Election. A Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Participant having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes. The Committee may, by the adoption of rules or otherwise, impose such restrictions or limitations on Tax Elections as it considers appropriate, including restrictions required to comply with Section 16(b) of the Exchange Act.

        17. Limitation of Rights.

            (a) Employment Rights. Neither this Plan nor any Award granted under this Plan will give any individual a right to remain employed by the Company. The Company reserves the right to terminate the employment of any employee at any time, with or without Cause.

            (b) Shareholder Rights. A Participant will have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares.

            (c) Creditor Rights; Unfunded Plan. Insofar as it provides for Awards of Shares or cash, this Plan will be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Shares, cash, or rights thereto under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by Shares, cash, or rights thereto, nor will the Company, the Board or the Committee be deemed to be a trustee of any Shares, cash, or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Shares, cash, or rights thereto under the Plan will be based solely upon any contractual obligation that may be created by the Plan and any Award Agreement; no such obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company.

            (d) Restricted Payments. Notwithstanding any other provision of this Plan, the Company will not purchase, redeem or otherwise acquire or make payments with respect to Shares or Options if and to the extent such payments are restricted by (i) the Indenture dated as of November 21, 1995 among the Company, its Affiliates and IBJ Schroeder Bank & Trust Company, as trustee, (ii) the Revolving Credit Agreement dated as of November 21, 1995 among the Company, its Affiliates and First National Bank of Boston, (iii) other credit agreements the Company may enter into in the future, or (iv) applicable law, including but not limited to Section 500 et seq. of the California Corporations Code.

            (e) Government Regulations. Any other provision of this Plan notwithstanding, the obligations of the Company with respect to Shares to be issued pursuant to the Plan will be subject to all applicable laws, rules and regulations, and such approvals as may be required by any governmental agencies. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award until such time as any legal requirements or regulations have been satisfied relating to the issuance of such Shares, including their registration, qualification or exemption from registration or qualification under the Securities Act or any applicable state securities laws.

            (f) Pooling Transaction. Notwithstanding any other provision of this Plan, in the event of a Change in Control which is also intended to constitute a pooling transaction for accounting purposes, the Participant and Committee will negotiate in good faith such changes that are deemed reasonably necessary by the Company's accountants to assure that the transaction qualifies as a pooling transaction.

        18. Non-Exclusivity of Plan.

            The adoption of this Plan will not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

        19. Duration and Amendment of Plan.

            (a) Term of the Plan. The Plan will become effective on the date it is adopted by the Board of Directors. The Plan will remain in effect for ten years, unless it is terminated earlier pursuant to Section 19(b).

            (b) Amendment or Termination. The Committee may, at any time and for any reason, amend or terminate this Plan; provided, however, that (i) any amendment of this Plan will be subject to the approval of the Company's shareholders to the extent required by applicable laws, regulations or rules; and (ii) no amendment or termination of this Plan may adversely affect the rights of Participants under Awards that were granted before such amendment or termination.

            (c) Public Company. In connection with an Initial Public Offering, the Committee may amend this Plan to comply with the requirements of Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

        20. Miscellaneous.

            (a) Notice. Any notice to the Company required by any provision of this Plan will be addressed to the Secretary of the Company in writing, and will become effective when it is received by such person.

            (b) Severability. If any provision of this Plan is deemed invalid, illegal, or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid, legal and enforceable; if such provision cannot be amended as provided above, it will be stricken and the remainder of this Plan will remain in full force and effect.

            (c) Governing Law. This Plan and all determinations made and actions taken pursuant to this Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of California and will be construed accordingly.

                           NORCAL WASTE SYSTEMS, INC.

                       1996 EXECUTIVE STOCK INCENTIVE PLAN

                                    Exhibit A

                                   Definitions

         For purposes of this Plan, the following terms are defined as follows:

         "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (a) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control, or (b) the highest Fair Market Value of a Share during the 90 day period ending on the date of a Change in Control.

         "Affiliate" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by or under common control with the Company.

         "Available Shares" has the meaning set forth in Section 4.

         "Award" means the grant of any equity-based compensation to Eligible Persons pursuant to this Plan, which includes but is not limited to an Option, Restricted Stock, a Stock Appreciation Right, a Performance Award or a Dividend Equivalent Right.

         "Award Agreement" means the written agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms of such Award.

         "Board" means the Board of Directors of the Company.

         "Business" means (a) any aspect of the waste management business, including refuse collecting, recycling and other waste diversion, transfer station and hauling operations, or operation of landfills, or (b) any other business then conducted by the Company during the applicable Restrictive Period, or, if substantial time or resources have been devoted to a proposed business, as proposed to be conducted by the Company at such time.

         "Cause" means termination of a Participant's employment with, or service to, the Company for any one or more of the following reasons: (a) willful misconduct which adversely affects the Company in a material manner; (b) willful and material failure to perform reasonably assigned duties after written notice from the Board; (c) conviction of a felony; or (d) breach of any material provision of the Award Agreement.

         A "Change in Control" means the occurrence of any of the following:

         (a) Any "Person" (which includes a "group," as the terms person and group are used for purposes of Section 13(d) or 14(d) of the Exchange Act) obtains "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the "Requisite Percentage" (as defined below) of the combined voting power of the Company's then outstanding voting securities ("Voting Securities"); provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) will not constitute an acquisition which would cause a Change in Control. The "Requisite Percentage" means 35% or more of the Company's then outstanding Voting Securities if the Company has not had its Initial Public Offering and 25% or more of the Company's then outstanding Voting Securities if the Company has had its Initial Public Offering. A "Non-Control Acquisition" means an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") or (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

         (b) The individuals who, as of the date this Plan is adopted, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director is approved by a vote of at least two-thirds of the Incumbent Board, such new director will, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

         (c) At any time prior to the Company's Initial Public Offering, the ESOP no longer owns more than 50% of the Company's then outstanding Voting Securities; or

         (d) The consummation of:

                  (i) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" means a merger, consolidation or reorganization of the Company where:

                           (A) the shareholders of the Company, immediately
before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                           (B) the individuals who were members of the Incumbent
Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

                           (C) no Person (other than (1) the Company, (2) any
Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of the Requisite Percentage of the then outstanding Voting Securities), has Beneficial Ownership of the Requisite Percentage of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                  (ii) A complete liquidation or dissolution of the Company; or

                  (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary in which the Company retains at least 80% of the voting securities and the value of ownership interests in such Subsidiary).

         Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control will occur.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means a committee, as described in Section 5(a), appointed by the Board to administer this Plan and to perform the functions set forth in this Plan.

         "Company" means Norcal Waste Systems, Inc. ("Norcal"), and its subsidiaries, including subsidiaries of subsidiaries and partnerships and other business ventures in which Norcal has a significant equity interest, as determined in the sole discretion of the Committee.

         "Confidential Information" means all information belonging to the Company, its customers, clients or business associates, which information is protectible as a trade secret under California law, and which may include without limitation, business, marketing, distribution and purchasing plans, techniques and strategies; financial statements, budgets, projections, prices, and costs; customer lists; and know-how, formulae, discoveries, and inventions.

         "Disability" means that the Company has determined, based on competent medical evidence, that a Participant has become incapable, mentally or physically, of substantially performing his services and substantially discharging his duties to the Company for a period which has lasted, or can reasonably be expected to last, for at least six months.

         "Dividend Equivalent Right" means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

         "Eligible Person" means a person eligible to receive an Award pursuant to Section 3 of this Plan.

         "ESOP" means the Norcal Waste Systems, Inc. Employee Stock Ownership Plan.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such determination, the price per Share determined by the Committee pursuant to the following standards: (a) if the Shares are traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date; (b) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price quoted by the Nasdaq system for such date; (c) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date; and (d) if none of the foregoing provisions is applicable, then the Fair Market Value will be the value established by the Committee in good faith, which value may be (i) the most recent per-Share valuation obtained by the ESOP from third-party consultants in connection with the ESOP's annual allocation of Shares, or (ii) a more recent per-Share valuation obtained by the Committee, at its discretion, from an independent valuation expert.

         "Holder" means a person who acquires Shares pursuant to the exercise of an Option or pursuant to any other Award.

         "Incentive Stock Option" means an Option satisfying the requirements of
Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

         "Initial Public Offering" means the consummation of the first underwritten public offering of Shares pursuant to a registration statement (other than on Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

         "Interested Party" means an owner, shareholder (other than of less than 1% of the outstanding shares of any publicly-held class of stock), partner, creditor, director, officer, agent, manager, operator, salesman, employee or any other participant in any capacity that calls for the rendering of personal services, advice or acts of management, operation or control.

         "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

         "Option" means a Nonqualified Stock Option or an Incentive Stock Option granted pursuant to Section 7.

         "Optionholder" means a person holding an Option, who may be either the Participant to whom the Option was initially granted or any subsequent transferee permitted under this Plan.

         "Participant" means a person to whom an Award has been granted pursuant to this Plan.

         "Performance Awards" means Performance Units, Performance Shares or either or both of them.

         "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a subsidiary or a division will be measured.

         "Performance Objectives" has the meaning set forth in Section 10.

         "Performance Shares" means Shares issued or transferred to a Participant under Section 10.

         "Performance Unit" means Performance Units granted to a Participant under Section 10.

         "Permitted Transferee" means a Participant's ancestors, descendants or spouse (other than pursuant to a decree of divorce, dissolution or separate maintenance, a property settlement, or a separation agreement or any similar agreement or arrangement with a spouse which is not for bona fide estate planning purposes), or a trust, partnership, custodianship or other fiduciary account primarily for the benefit of the Participant and/or such ancestors, descendants or spouse.

         "Plan" means this Norcal Waste Systems, Inc. 1996 Executive Stock Incentive Plan, as it may be amended from time to time.

         "Restricted Stock" means Shares issued to a Participant pursuant to
Section 8.

         "Restrictive Period" means (a) the period the Participant is employed by, or providing services to, the Company; and (b) the period beginning on the Termination Date and continuing until the earlier of (i) three years after such date, or (ii) such time as neither the Company nor any person acquiring the goodwill or the stock of the Company carries on a substantially similar Business within the Territory.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the common stock, par value $.01 per share, of the Company.

         "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of the Shares, as provided in Section 9.

         "Termination Date" means the date on which a Termination of Service occurs.

         "Termination of Service" means a Participant ceases to be an Eligible Person, such as when an employee's employment is terminated for any reason.

         "Territory" means, at any particular time, each and every city and county within California or any other state where the Company is carrying on or proposes to carry on its Business.

         "Transfer" includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition of Awards or Shares.